EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of June 7, 1999 between CLAIMSNET.COM INC., a Delaware corporation with a principal place of business at 12801 North Central Expressway, Suite 1515, Dallas, Texas 75243, and Terry A. Lee ("Employee").

         In consideration for the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee in the capacity of Executive Vice President. Employee accepts such employment and agrees to perform such services as are customary to such office and shall from time to time be assigned to him by the Chief Executive Officer.

         2. TERM. Subject to earlier termination as provided in Section 5, the employment hereunder shall be for a period of two years, commencing on May 1, 1999 (the "Commencement Date") and ending on April 30, 2001. Employee's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

         3. COMPENSATION AND BENEFITS.

                  3.1 SALARY. For the performance of Employee's duties hereunder, the Company shall pay Employee an annual salary of $150,000 (less required withholdings), payable no less frequently than twice monthly.

                  3.2 BONUS. Employee will be eligible to earn a cash performance bonus in the amount of $15,000 (less required withholdings) per quarter for Company achievement equal to 100% of the Company's quarterly goals/objectives/benchmarks, payable within 15 days subsequent to release of the Company's quarterly operating results. Employee will not earn a cash performance bonus for Company achievement equal to or less than 90% of the Company's quarterly goals/objectives/benchmarks. Employee will be eligible to earn a pro-rated cash performance bonus for Company achievement between 90% and 100% of the Company's quarterly goals/objectives/benchmarks. The bonus will be pro-rated 10% for every 1% achievement over 90% against the board approved business plan, up to a 100% attainment level, as shown in the example below.

------------------ -----------------------------------------------------
   ATTAINMENT        QUARTERLY BONUS PAYMENT BASED ON $15,000 TARGET
------------------ -----------------------------------------------------
     <= 90%                             No Payment
------------------ -----------------------------------------------------
      91%                             $1,500 or 10%
------------------ -----------------------------------------------------
      95%                             $7,500 or 50%
------------------ -----------------------------------------------------
      100%                           $15,000 or 100%
------------------ -----------------------------------------------------
      105%                           $15,000 or 100%
------------------ -----------------------------------------------------

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                  3.3 DISCRETIONARY BONUS. At the discretion of the Board, cash and/or equity bonus may be paid to Employee for performance deemed to merit recognition for significant contribution to the Company business plan including large contracts, alliances, strategic acquisitions and unforeseen positive developments.

                  3.4 EQUITY COMPENSATION. The Employee has been previously granted various stock and stock options which shall remain in full force and effect, which are specifically listed as follows, giving effect to all stock splits as of the date hereof.

                          3.4.1 STOCK GRANT. The Employee was previously granted
                  46,384 shares of common stock. In connection therewith, On or about April 14, 1998, the Employee was loaned the amount of $25,000 by the Company relating to the tax effect of 46,384 shares of common capital stock previously granted to the Employee. The loan is evidenced by a promissory note in such amount and will be secured by the common capital stock granted.

                          3.4.2 PRIVATE OPTIONS. The Employee was previously
                  granted private options to purchase 109,189 shares of common stock pursuant to the following provisions.

                                    a. The Company agrees to cause its
                          shareholders, Bo W. Lycke, Robert H. Brown and American Medical Finance, Inc. to grant to the Employee stock options for 109,189 shares of common capital stock of the Company (the "Private Option") (in addition to 46,384 shares currently owned by the Employee), with the understanding that securities counsel for the Company shall prepare a definitive Stock Option Agreement with such terms and conditions as they deem appropriate, but specifically to include the following terms and conditions:

                                           i. The "Private Option Price" shall
                                   be $3.88 per share;

                                           ii. The Stock Option Agreement shall
                                   be structured so that Bo W. Lycke, Robert H.
                                   Brown and American Medical Finance, Inc. will grant the Private Option to the Employee to buy the shares of common capital stock for the Private Option Price and, if necessary, that the Company join in such Stock Option Agreement;

                                           iii. The Private Option shall be
                                   deemed 100% vested upon execution of the Stock Option Agreement;

                                           iv. The Private Option shall expire
                                   the earlier of 10 years from date of the Stock Option Agreement or 12 months from termination of employment by, or the Employee from, the Company; and

                                           v. The common capital stock subject
                                   to the Private Option shall also be subject to normal restrictions as securities counsel to the Company shall dictate (which may necessitate a nominal initial consideration for grant of the options)


                           3.4.3 IPO OPTIONS. In connection with the Company's
                  initial public offering on April 6, 1999, the Employee was granted the option to purchase 20,000 shares of common stock under the 1997 Stock Option Plan at the price of $8.00 per share.

                  3.5 BENEFITS. Employee shall be entitled to such medical, disability, and life insurance coverage and such vacation, sick leave, and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

                  3.6 REIMBURSEMENT OF EXPENSES. Employee shall be entitled to reimbursement for all reasonable expenses for travel, meals, and entertainment, incurred by Employee in connection with and reasonably related to the furtherance of the Company's business.

                  3.7 ANNUAL REVIEW. On each anniversary of the Commencement Date, the Chief Executive Officer will review Employee's performance and compensation hereunder (including salary, bonus, and stock options and/or other equity incentives) and will approve an increase in such compensation of not less than 5% annually, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Employee.

         4. CHANGE OF CONTROL. In the event of a Change in Control of the Company (as defined below), all options then granted to Employee which are unvested at the date of the Change in Control will be immediately vested. In addition, in the event of a termination of Employee's employment for any reason (other than as set forth in Section 5.1(f)) following a Change of Control, the Company will promptly pay Employee, in addition to the amounts required under
Section 5.2(a), a lump-sum severance amount payable immediately upon such termination of employment, equal to one-half of his then current annual salary. This payout shall be in lieu of any amount which may otherwise be due under
Section 5.2(b).

         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

         (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, is not affiliated (within the meaning of the Securities Act of 1933) with the Company, whether such sale or transfer results from a tender offer or otherwise; or

         (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's stockholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

         (c) Upon the consummation of a sale, lease, exchange, or other transfer or disposition by the Company of all or substantially all its assets to any person or group of related persons.

         5. TERMINATION.

                  5.1 TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

                  (a)   Employee dies;

                  (b) The Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 90 days by reason of injury, physical or mental illness, or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Company's findings;

                  (c) Employee is discharged by the Company for cause. As used in this Agreement, the term "cause" shall mean:

                           (i) Employee's conviction of (or pleading guilty or
NO LO CONTENDERE to) a felony or misdemeanor involving dishonesty or moral turpitude; or

                           (ii) (a) the willful and continued failure of
Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a demand for substantial performance is requested by the Company's Chief Executive Officer, which specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willingly engaged in misconduct which has a direct and material adverse monetary effect on the Company. For purposes of this subpart (ii) no act or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's actions were in the best interest of the Company. No termination shall be effected for cause pursuant to this subpart (ii) unless Employee has been provided with specific information as to the acts or omissions which form the basis of the allegation of cause, and Employee has had an opportunity to be heard, with counsel if he so desires, before the Board of Directors and such Board determines in good faith that Employee was guilty of conduct constituting "cause" as herein defined, specifying the particulars thereof in detail;

                  (d) Employee is discharged by the Chief Executive Officer of the Company without cause, which the Company may do at any time upon notice to Employee;

                  (e) Employee voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten (10) days following its receipt of written notice thereof from Employee; or

                  (f) Employee voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Employee may do at any time with at least 30 days advance written notice.

         As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Employee's prior written consent, which results in:

                  (1) A change in Employee's reporting responsibilities, titles, job responsibilities, or offices, which, in Employee's reasonable judgment, results in a diminution of his status, control, or authority;

                  (2) The assignment to Employee of any positions, duties, or responsibilities which, in Employee's reasonable judgment, are inconsistent with Employee's positions, duties, and responsibilities or status with the Company;

                  (3) A requirement by the Company that Employee be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location; or

                  (4) A failure by the Company (i) to continue in effect any material benefit, whether or not qualified, or other compensation, bonus, or incentive plan in effect on the date of this Agreement or subsequently adopted,
(ii) to continue Employee's participation in such benefits or plans at the same level or to the same extent as on the Commencement Date or, with respect to subsequently adopted benefits or plans, on the date of the initial implementation thereof, or (iii) to provide for Employee's participation in any newly adopted benefits or plans at a level commensurate, in Employee's reasonable judgment, with that of other top executives of the Company.

         5.2 EFFECTS OF TERMINATION.

                  (a) Upon termination of Employee's employment hereunder for any reason, the Company will promptly pay Employee all compensation owed to Employee and unpaid through the date of termination (including, without limitation, salary and employee expense reimbursements).

                  (b) In addition (except in a situation where severance is due pursuant to Section 4), if Employee's employment is terminated under Sections 5.1(a), (b), (d), or (e), the Company shall also pay Employee, immediately upon such termination of employment, a lump-sum severance amount equal to his then current annual salary.

                  (c) Upon termination of Employee's employment hereunder for any reason, Employee agrees that for the one year period following the Termination Event:

                           (i) Employee will not directly or indirectly, whether
for his own account or as an individual, employee, director, consultant, or advisor, or in any other capacity whatsoever, provide services to any other person, firm, corporation, or other business enterprise which is involved in claims processing or other healthcare related matters unless he obtains the prior written consent of the Chief Executive Officer.

                           (ii) Employee will not directly or indirectly
encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                           (iii) Employee will not induce or attempt to induce
any customer, supplier, distributor, licensee, or any other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee, or any other business relation and the Company.

         Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Employee from continuing to engage in such breach.

         If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

         6. GENERAL PROVISIONS.

                  6.1 ASSIGNMENT. Neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party, except that the Company may assign its rights and obligations hereunder to a successor by merger or an assignee of all or substantially all of the Company's assets.

                  6.2 TAXES. The Employee shall be fully responsible for all personal tax liabilities related to all compensation components of this Agreement, with the exception being the normal employer matching contributions for Medicaid/Medicare and Social Security on the base salary of Employee.

                  6.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

                  6.4 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

                  6.5 SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee and Employee's legal representatives, heirs, legatees, distributees, assigns, and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

                  6.6 GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of Delaware.

                  6.7 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

                  6.8 FURTHER ASSURANCES; COMMITTEES OF BOARD. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement. The term "Board of Directors" shall include any committee of the Board.

                  6.9 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 12801 North Central Expressway, Suite 1515, Dallas, Texas 75243, and in the case of Employee, to 4417 Wordsworth Drive, Plano, Texas 75093, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

                  6.10 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party from thereafter enforcing that provision or any other provision of this Agreement.

                  6.11 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute.

                  6.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and Employee have executed this Agreement effective as of the date first above written.


                                                   CLAIMSNET.COM INC.



                                                   BY: /S/ Bo W. Lycke
                                                       -----------------------
                                                       BO W. LYCKE
                                                       CHIEF EXECUTIVE OFFICER





                                                   EMPLOYEE


                                                       /S/ Terry A. Lee
                                                       -------------------------
                                                       TERRY A. LEE
                                                       EXECUTIVE VICE PRESIDENT